UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 15, 2024
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2024 (the "Effective Date"), AZZ Inc. (the "Company"), entered into an employment agreement (the "Employment Agreement") with Mr. Bryan Stovall, who serves as President and Chief Operating Officer of the Company's Metal Coatings segment. The Employment Agreement has an initial two-year term, unless terminated earlier in accordance with the terms of the Employment Agreement, and is subject to automatic extensions for successive one-year periods unless either the Company or Mr. Stovall gives written notice to the other at least one hundred twenty (120) days before such extension would otherwise occur of the Company’s or Mr. Stovall's election not to extend the term. In connection with entering into and in accordance with the terms of the Employment Agreement, Mr. Stovall will receive (i) a cash retention bonus in the amount of $425,000; and (ii) a special one-time equity award valued at $1,500,000 consisting of restricted stock units (“RSUs”) granted pursuant to the Company’s 2023 Long Term Incentive Plan (the “2023 Plan”) that will vest ratably over two years with 50% of the RSUs vesting on May 31, 2025 and the remaining 50% of RSUs vesting on May 31, 2026 so long as Mr. Stovall remains employed at the Company though both vesting dates.

Mr. Stovall will continue to be eligible to receive an annual cash incentive bonus under the Company’s Senior Management Bonus Plan (the “STI Plan”), which provides for an annual cash incentive target based upon 80% of Mr. Stovall’s annual base salary pursuant to the achievement of certain individual and Company performance criteria. He will also continue to be eligible each year for an annual equity award, the amount and nature to be determined annually by the Company’s Board of Directors (the “Board”) and/or the Board’s Compensation Committee. For the Company’s fiscal year ending February 28, 2025, Mr. Stovall’s equity award target value was based upon 100% of his annual base salary and consisted of 50% performance share units (“PSUs”) and 50% RSUs granted pursuant to the 2023 Plan. The following table summarizes the key terms noted above:

Name	Position	FY2025 Base Salary	One-Time Equity Award Value (RSUs)	Award Vesting Dates	FY2025 STI Plan Target	FY2025 LTI Plan Target Awards

Bryan Stovall	President and Chief Operating Officer – Metal Coatings	$472,427	$1,500,000	5/31/2025 and 5/31/2026	$377,942	$472,427

The Employment Agreement also provides for severance payments upon certain events in accordance with the terms of the Company's Executive Severance Plan (the "Severance Plan"), which may include base salary and accrued paid time off through the date of termination, as well as a pro-rated annual cash bonus, based upon the Company’s actual performance and the number of days of employment in the fiscal year of termination, in the event Mr. Stovall’s employment is terminated by the Company without Cause, by Mr. Stovall for Good Reason or in connection with a Change in Control (each term as defined in the Severance Plan). In the event of a termination, the receipt of severance payments is conditioned upon the execution of a general release in a form approved by the Company. Mr. Stovall is also subject to confidentiality and other restrictive covenants prohibiting competition, solicitation of customers and employees and interference with business relationships during his employment and for a period of 12 months thereafter.

The foregoing summary descriptions of Mr. Stovall’s Employment Agreement and the Company's STI Plan, 2023 Plan and Severance Plan, do not purport to be complete and are qualified in their entirety by reference to the terms of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference, the terms of the STI Plan, a copy of which is included as Appendix B to Company's Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2015 and incorporated herein by reference, the terms of the 2023 Plan, a copy of which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC by the Company on July 11, 2023 and incorporated herein by reference, and the terms of the Severance Plan, a copy of which was included as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on October 12, 2021 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between AZZ Inc. and Mr. Stovall, dated July 15, 2024.
104	Cover Page Interactive File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: July 19, 2024	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary